BNC Bancorp Reports Third Quarter 2010 Earnings

THOMASVILLE, N.C., Nov. 2, 2010 /PRNewswire-FirstCall/ -- BNC Bancorp (Nasdaq: BNCN) ("BNC"), parent company for Bank of North Carolina ("Bank"), reported net income available to common shareholders for the third quarter ended September 30, 2010 was $69,000, or $0.01 per diluted share, compared to $1.5 million, or $0.20 per diluted share, for the same 2009 quarter and $11.2 million, or $1.45 per diluted share, for the second quarter of 2010.

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For the nine months ended September 30, 2010, income available to common shareholders was $12.2 million, or $1.39 per diluted share, compared to $3.3 million, or $0.44 per diluted share, for the same period in 2009.  The year-to-date results include the impact of the acquisition gains reported during the second quarter of 2010 that resulted from the acquisition of Beach First National Bank ("Beach First"). In connection with the Beach First acquisition, the Company entered into loss sharing agreements with the FDIC where, pursuant to the terms of these agreements, the FDIC will reimburse the Company for 80% of losses incurred from the acquired loans and foreclosed real estate ("covered loans" and "covered assets"), and begins with the first dollar of loss incurred.

Total assets at September 30, 2010 were $2.18 billion, up $18.1 million, or 0.8%, from June 30, 2010.  Compared to September 30, 2009, total assets increased $475.4 million, or 27.9%.  The increase was primarily due to the FDIC-assisted acquisition of Beach First in April 2010 and, to a lesser extent, overall growth in loans and liquid assets.  During the quarter, the Company's level of core deposits increased by $137 million, non-covered loans increased by $22 million, and legacy Bank nonperforming assets remained stable at around 2.00%, well below national, regional, and state peers.

Commenting on the quarter, W. Swope Montgomery, Jr., President and CEO of BNC Bancorp, stated, "We have made tremendous strides in restructuring our balance sheet over the past year by increasing our level of core deposits, enhancing our retail customer base with our acquisition of Beach First, reducing the construction and development portion of our loan portfolio, and elevating our capital levels.  We continue to work to further strengthen our balance sheet, employ sound fundamentals in our evaluation of the many growth opportunities we are exploring, and invest in our employees and the customer experience which is the heartbeat of our organization."

Mr. Montgomery continued, "Due to our healthy balance sheet and access to capital markets, as evidenced by our $35 million equity raise in the second quarter, we are still actively pursuing growth opportunities in all of our markets.  While the Beach First acquisition in South Carolina was a whole-bank FDIC assisted transaction, we have had success in our North Carolina footprint attracting seasoned teams to lead organic entries into attractive markets such as Concord, Raleigh, and most recently, Charlotte.  We have been very pleased with the demand and quality of credits we are seeing in each of these markets.  Due to the team's strength, the loyalty of their customer base and the way our support teams have embraced these new opportunities, these new markets have accounted for $60 million in new loans and $92 million in new core deposits over the past nine months."

"The prolonged economic downturn has produced an excess supply of investment real estate assets, which, coupled with a general lack of credit availability, has led to a scarcity of buyers for foreclosed properties.  In recognition of this reality, management has chosen to capitalize on the Company's earnings power to aggressively write down certain assets to levels that could allow for a more expeditious liquidation, thus preparing our Company to be even better positioned when we exit this credit cycle," noted Montgomery.

As part of the strategy outlined above, BNC incurred additional write-downs of $1.7 million on foreclosed properties during the quarter.  BNC sold $2.7 million in foreclosed properties at a loss of less than $50,000, and currently have another $4.7 million under contract.

Additional Operating Highlights from Third Quarter

Since September 2009, total loans increased by $429.4 million, or 40.9%, to $1.48 billion; excluding the second quarter 2010 acquisition of Beach First, loans grew $98.6 million, or 9.4% over the past year.  At September 30, 2010, the Company's loan portfolio includes $330.8 million in covered loans being carried at fair value and $1.15 billion in loans that have a related allowance for loan losses and are not covered under loss share agreements.  Compared to year-end 2009 levels, consolidated loans have increased $397.1 million, or 36.7%, while non-covered loans have increased $66.4 million, or 6.1%.

Gross Loan Growth (dollars in thousands; unaudited)

	9/30/2010	6/30/2010	3/31/2010	12/31/2009	9/30/2009
Loans covered by loss share	$ 330,761	$ 345,372	$ -	$ -	$ -
Loans not covered by loss share	1,148,288	1,125,993	1,089,857	1,081,945	1,049,691
Total	$ 1,479,049	$ 1,471,365	$ 1,089,857	$ 1,081,945	$ 1,049,691
Growth (Quarter/Quarter)	0.5%	35.0%	0.7%	3.1%	3.3%

Total deposits at September 30, 2010 were $1.86 billion, an increase of $423.4 million, or 29.6%, from September 30, 2009.  The increase in period-end deposits was due primarily to the acquisition of Beach First, which had $358 million of local deposits and approximately $142 million of out-of-area CD's. All except for $3.5 million of the out-of-area CD's had been redeemed and paid out as of September 30, 2010.  Compared to year-end 2009 levels, total deposits have increased $505.7 million, or 37.5%.

While overall deposit growth continues to be an emphasis, the more important element is the shift in the mix of deposits to higher levels of core deposits and away from wholesale CDs.  Over the one-year period core deposits increased by over $701.7 million, while wholesale CD's declined by over $278.3 million.  As a percentage of total deposits, wholesale CD's currently comprise only 16.6% of total deposits, down significantly from 41.0% and 23.1% at September 30, 2009 and June 30, 2010, respectively.

Montgomery noted, "Our management team is committed to building a Company that has long-term value for our shareholders, and in the changing regulatory and economic landscape, core deposit growth will be an even more critical element in fueling successful and profitable growth initiatives.  Over the past eighteen months we have built a retail banking team that oversees product development, sales, training, accountability, and consistency and quality of delivery in each of our 23 offices in three banking regions.  We have developed a business services unit that works in partnership with our commercial bankers to provide and support all forms of deposit services for our business relationships, including cash management, lock-box, remote disbursement, and merchant services.  We have recruited and developed a private banking group that is working closely with our retail, business services and wealth management area to provide a concierge-type service level for those higher need relationships."

"Each of these areas has a solid foundation of seasoned leadership and specialized banking expertise, and through their efforts and a bankwide commitment to growing core relationships we have transformed our deposit mix and deposit growth capabilities into a driver of current and future franchise value.  This success has been accomplished by building a team and a culture that is dedicated to delivering a "wow" experience to each and every customer," said Montgomery.

Total Deposit Growth (dollars in thousands; unaudited)

	9/30/2010	6/30/2010	3/31/2010	12/31/2009	9/30/2009
Non-interest bearing demand	$ 105,197	$ 104,328	$ 64,983	$ 66,801	$ 60,691
Interest-bearing demand	786,498	739,542	599,013	578,329	568,527
Time deposits - local	655,030	566,179	314,173	271,065	215,844
Time deposits - wholesale	308,855	424,576	373,062	433,683	587,107
Total	$ 1,855,580	$ 1,834,625	$ 1,351,231	$ 1,349,878	$ 1,432,169
Growth (Quarter/Quarter)	1.1%	35.8%	0.1%	-5.8%	6.7%

Operating Results

Net interest income for the third quarter of 2010 was $16.8 million, an increase of $4.7 million, or 38.3%, from the comparable period last year.  Taxable-equivalent net interest margin increased 29 basis points from the third quarter of 2009 to 3.76%.  Compared to the second quarter of 2010, taxable-equivalent net interest margin increased 14 basis points from 3.62%.  During the third quarter of 2010, the Company continued its excess liquidity position, having average interest-earning bank balances increasing to $121.9 million, an increase of over 37% from the prior quarter.

The Company's average yield on interest-earning assets increased five basis points while the average rate on interest-bearing liabilities decreased 35 basis points from the third quarter of 2009.  During the third quarter of 2010, the Company's average earning assets increased by $390.0 million to $1.92 billion, a 25.5% increase over the third quarter of 2009, primarily from the Beach First acquisition during the second quarter of 2010.  Compared to the second quarter of 2010, the Company's average earning assets increased by $48.2 million, or 2.6%.

Quarterly Average Yie lds / Costs (Tax-Equiv. Basis)

	9/30/2010	6/30/2010	3/31/2010	12/31/2009	9/30/2009
Earning asset yield	5.57%	5.59%	5.56%	5.53%	5.52%
Cost of interest bearing liabilities	1.83%	1.99%	2.17%	2.11%	2.18%
Net interest spread	3.74%	3.60%	3.38%	3.42%	3.34%
Net interest margin	3.76%	3.62%	3.47%	3.52%	3.47%

Non-interest income was $3.9 million for the third quarter of 2010 compared to $3.3 million for the year-ago quarter.  Included in non-interest income for the third quarter of 2010 was $63,000 of loss on sales of investment securities and $2.0 million of income associated with adjustments to the FDIC receivable for payments received and related loss share receipts.  During the third quarter of 2009, included in non-interest income was $2.1 million of gains on sales of investment securities.  Excluding investment securities transactions and income relating to FDIC transactions, non-interest income was $1.9 million for the current quarter, up 52.1% from the $1.3 million reported for the 2009 third quarter.  The increase was primarily due to the addition of non-interest income from the prior quarter's acquisition, which included $384,000 of merchant fee and debit card income, a significant ongoing source of revenue in the retail-oriented coastal economy.  In comparison to the previous quarter, recurring non-interest income increased $104,000.

Non-interest expenses for the third quarter increased $7.1 million, or 83.9%, compared to the same quarter a year-ago, and were $1.9 million, or 13.8%, higher than the second quarter of 2010.  As a result of the acquisition and continued growth of the legacy Bank, personnel costs have increased $2.3 million, or 49.2%, compared to the same quarter a year-ago, and were $612,000, or 9.7%, higher than the previous quarter.  The second quarter personnel costs did not include a full complement of salary expense for the Beach First employees since the transaction occurred in mid-April and certain costs were absorbed by the FDIC.  In addition, during the third quarter, the Company incurred $373,000 of merger-related expenses from the Beach First acquisition.  Loan, foreclosure and collection expenses have increased $2.9 million compared to the same quarter a year-ago, and were $2.1 million higher than the previous quarter.  The higher level of loan, foreclosure and collection expense primarily relates to the writing down of other real estate owned properties by $1.7 million, and, to a lesser extent, the on-going expenses relating to these properties. Much of the collection costs associated with covered assets in South Carolina will be reimbursed by the FDIC at a later date.  To-date, we have approximately $1.2 million in covered expenses that, as necessary steps are completed, will be submitted for an 80% reimbursement.  Insurance, professional and other services decreased by $718,000 from the previous quarter as these represented professional costs associated with the second quarter acquisition.

Asset Quality

Net charge-offs for 2010's third quarter were $5.7 million, or 1.56% of average loans annualized, up from the $4.4 million, or 1.23% reported for the second quarter of 2010.  Nonperforming assets not covered by loss share at September 30, 2010 were 1.99% of total assets, and were 5.66% including covered assets, compared to 1.83% and 5.14%, respectively, at June 30, 2010.  The covered assets are covered by a FDIC loss-share agreement that provides 80% protection on those assets and have been written down to estimated fair value as of acquisition date.

Asset Quality Information (dollars in thousands; unaudited)

	9/30/2010	6/30/2010	3/31/2010	12/31/2009	9/30/2009
Nonaccrual loans not covered by loss share	$ 10,603	$ 10,080	$ 12,542	$ 18,702	$ 11,705
Nonaccrual loans covered by loss share	77,150	70,641	-	-	-
OREO not covered by loss share	26,050	21,728	20,326	14,325	12,732
OREO covered by loss share	9,638	7,350	-	-	-
90 days past due	23	1,361	-	-	-
Total nonperforming assets	$ 123,464	$ 111,160	$ 32,868	$ 33,027	$ 24,437
Nonperforming assets not covered by loss share	$ 36,676	$ 33,169	$ 32,868	$ 33,027	$ 24,437

Total assets	$ 2,180,049	$ 2,161,991	$ 1,628,570	$ 1,634,185	$ 1,704,645
Total assets less covered assets	1,839,650	1,809,269	1,628,570	1,634,185	1,704,645

Total loans	1,479,049	1,471,365	1,089,857	1,081,945	1,049,691
Total loans less covered loans	1,148,288	1,125,993	1,089,857	1,081,945	1,049,691

Ratio of nonperforming assets to total assets	5.66%	5.14%	2.02%	2.02%	1.43%
Not covered by loss share	1.99%	1.83%	2.02%	2.02%	1.43%

Ratio of nonperforming loans to total loans	5.93%	5.58%	1.15%	1.73%	1.12%
Not covered by loss share	0.92%	0.90%	1.15%	1.73%	1.12%

Ratio of allowance for loan losses to total loans	1.27%	1.29%	1.60%	1.60%	1.59%
Not covered by loss share	1.64%	1.69%	1.60%	1.60%	1.59%

Net charge-offs of noncovered loans, QTD	$ 5,722	$ 4,357	$ 2,860	$ 4,127	$ 3,381
Ratio of net charge-offs to average loans (Ann)	1.56%	1.23%	1.07%	1.55%	1.27%

Loans restructured/modified not included in above	$ 8,687	$ 5,774	$ 5,322	$ 5,014	$ 4,780

During the third quarter 2010, BNC recorded a provision for loan losses of $5.4 million, a decrease from the $6.0 million recorded during the second quarter of 2010.  The allowance for loan losses was $18.8 million at September 30, 2010, and $19.0 million at June 30, 2010.  Loan loss reserves to total period-end loans decreased from 1.59% and 1.29% reported at September 30, 2009 and June 30, 2010, respectively, to 1.27% at September 30, 2010.  Since the assets acquired in the FDIC-assisted transaction were marked to fair value, including estimated loan impairment, no loan loss reserves are needed on these loans at this time.  Excluding the acquired loans, loan loss reserves to period-end loans decreased from 1.69% of loans at June 30, 2010 to 1.64% at September 30, 2010.  Management considers the loan loss reserve adequate to absorb credit losses inherent in the loan portfolio at September 30, 2010.

Also during the quarter BNC took charges totaling $1.7 million on assets held as OREO.  All of these assets were in OREO and all had previously been written down to appraised value or less as of June 30, 2010.  OREO not covered under a loss share agreement totaled $26.0 million at September 30, 2010, an increase of $4.3 million from June 30, 2010.  The change primarily consisted of $8.0 million in additions at fair value, $1.7 million in write-downs, and $2.7 million in sales.

Commenting on asset quality, Montgomery noted, "We are pleased that our historical underwriting standards have produced NPA levels on non-covered assets that have remained relatively stable over the past four quarters at around 2.0%, well below our national, regional, and state peers.  Nevertheless, we continue to be committed to aggressive efforts to reduce nonperforming loan balances, and are fortunate to have the earnings power to position our balance sheet for the future while not negatively impacting capital."

Capital Position

The Company continues to maintain strong capital ratios.  Shareholders' equity was $165.5 million at September 30, 2010, up $40.4 million, or 32.4%, from September 30, 2009.   Tangible common book value per share was $9.97 at September 30, 2010, an increase from $9.27 at September 30, 2009 and $9.82 at June 30, 2010.  All of the Bank's and Company's capital ratios exceeded the minimum thresholds established for a well-capitalized bank by regulatory measures.

On October 18, 2010, the Board of Directors of BNC declared a $0.05 per share quarterly cash dividend on its common stock and Series B Preferred stock, payable November 26, 2010 to shareholders of record on November 12, 2010.

About BNC Bancorp and Bank of North Carolina

Headquartered in High Point, NC, BNC Bancorp is the parent company of Bank of North Carolina, a commercial bank with $2.18 billion in assets.  Bank of North Carolina provides a complete line of banking and financial services to individuals and businesses through its 23 full-service banking offices in North and South Carolina. The Bank's six locations in coastal areas of South Carolina were added through BNC's recent FDIC-assisted acquisition of Beach First National Bank ("Beach First"); Bank of North Carolina now operates in South Carolina as BNC Bank. Bank of North Carolina is insured by the FDIC and is an equal housing lender. BNC Bancorp is current on its preferred dividend payments to the United States Treasury; its stock is quoted in the NASDAQ Capital Market under the symbol "BNCN."

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States.  BNC Bancorp's management uses these "non-GAAP" measures such as "core" or "recurring" earnings in their analysis of the Company's performance.  Management believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrating the effects of significant gains and charges in the current period. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 :

Congress passed the Private Securities Litigation Act of 1995 in an effort to encourage corporations to provide information about companies' anticipated future financial performance.  This act provides a safe harbor for such disclosure, which protects the companies from unwarranted litigation if actual results are different from management expectations.   This press release contains forward-looking statements relating to the financial condition, results of operations and business of BNC and the Bank.  These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of the management of BNC, and the information available to management at the time that this press release was prepared.  Factors that could cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following: (i) general economic or business conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduced demand for credit or other services; (ii) costs or difficulties related to the integration of Beach First may be greater than expected; (iii) expected cost savings and other benefits anticipated in connection with our acquisition of Beach First may not be fully realized or realized within the expected time frame; and (iv) anticipated acquisition opportunities may be available on terms acceptable to BNC or at all.  Additional factors affecting BNC and the Bank are discussed in BNC's filings with the Securities and Exchange Commission (the "SEC"), Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K.  Please refer to the Securities and Exchange Commission's website at www.sec.gov where you can review those documents.  BNC does not undertake a duty to update any forward-looking statements made in this press release.

QUARTERLY PERFORMANCE SUMMARY BNC BANCORP (Dollars in thousands, except share and per share data)
(Unaudited)	For the
	Three Months Ended
	September 30, 2010	September 30, 2009
SUMMARY STATEMENTS OF OPERATIONS
Interest income	$ 25,580	$ 20,107	27.2%
Interest expense	8,734	7,927	10.2
Net interest income	16,846	12,180	38.3
Provision for loan losses	5,436	5,000	8.7
Net interest income after provision for loan losses	11,410	7,180	58.9
Non-interest income	3,906	3,328	17.4
Non-interest expense	15,479	8,417	83.9
Income before income tax expense	(163)	2,091	(107.8)
Income tax expense (benefit)	(823)	138	(696.4)
Net income	660	1,953	(66.2)
Preferred stock dividends and discount accretion	591	499	18.4
Net income available to common shareholders	69	1,454	(95.3)

PER SHARE DATA
Earnings per share, basic	$ 0.01	$ 0.20	-95.0%
Earnings per share, diluted	0.01	0.20	(95.0)
Tangible common book value per share	9.97	9.27	7.5

Weighted average participating common shares:
Basic	10,845,132	7,340,128
Diluted	10,972,466	7,351,956

PERFORMANCE RATIOS
Return on average assets	0.12%	0.47%
Return on average common equity	0.23%	5.94%
Return on average tangible common equity	0.30%	8.33%
Net yield on earning assets (taxable equivalent)	3.76%	3.47%
Average equity to average assets	7.63%	7.70%
Allowance for loan losses as a % of total loans	1.27%	1.59%
Nonperforming assets to total assets, end of period	5.66%	1.43%
Nonperforming assets not covered by loss share	1.99%	1.43%
Ratio of net charge-offs to average loans, annualized	1.56%	1.28%

QUARTERLY PERFORMANCE SUMMARY BNC BANCORP (Dollars in thousands, except share and per share data)
(Unaudited)	For the
	Nine Months Ended
	September 30, 2010	September 30, 2009	% Change

SUMMARY STATEMENTS OF OPERATIONS
Interest income	$ 69,681	$ 59,496	17.1%
Interest expense	25,696	25,317	1.5
Net interest income	43,985	34,179	28.7
Provision for loan losses	14,382	11,000	30.8
Net interest income after provision for loan losses	29,603	23,179	27.7
Non-interest income	26,966	5,756	368.5
Non-interest expense	37,970	24,297	56.3
Income before income tax expense	18,599	4,638	301.0
Income tax expense (benefit)	4,817	(112)	(4,400.9)
Net income	13,782	4,750	190.2
Preferred stock dividends and discount accretion	1,596	1,486	7.4
Net income available to common shareholders	12,186	3,264	273.4

PER SHARE DATA
Earnings per share, basic	$ 1.41	$ 0.44	220.5%
Earnings per share, diluted	1.39	0.44	215.9
Tangible common book value per share	9.97	9.27	7.5

Weighted average participating common shares:
Basic	8,727,751	7,339,337
Diluted	8,801,809	7,347,066

PERFORMANCE RATIOS
Return on average assets	0.93%	0.39%
Return on average common equity	14.91%	4.61%
Return on average tangible common equity	20.12%	6.54%
Net yield on earning assets (taxable equivalent)	3.63%	3.35%
Average equity to average assets	7.34%	7.64%
Allowance for loan losses as a % of total loans	1.27%	1.59%
Nonperforming assets to total assets, end of period	5.66%	1.43%
Nonperforming assets not covered by loss share	1.99%	1.43%
Ratio of net charge-offs to average loans, annualized	1.31%	0.99%

QUARTERLY PERFORMANCE SUMMARY BNC BANCORP (Dollars in thousands, except share and per share data)
(Unaudited)	For the
	Three Months Ended
	September 30, 2010	June 30, 2010	March 31, 2010	December 31, 2009	September 30, 2009	December 31, 2008
SUMMARY STATEMENTS OF OPERATIONS
Interest income	$ 25,580	$ 24,829	$ 19,272	$ 19,586	$ 20,107	$ 18,041
Interest expense	8,734	9,234	7,728	7,550	7,927	9,340
Net interest income	16,846	15,595	11,544	12,036	12,180	8,701
Provision for loan losses	5,436	6,000	2,946	4,750	5,000	2,700
Net interest income after provision for loan losses	11,410	9,595	8,598	7,286	7,180	6,001
Non-interest income	3,906	21,698	1,362	2,930	3,328	1,323
Non-interest expense	15,479	13,604	8,887	8,602	8,417	6,946
Income before income tax expense	(163)	17,689	1,073	1,614	2,091	378
Income tax expense (benefit)	(823)	5,956	(316)	(173)	138	(247)
Net income	660	11,733	1,389	1,787	1,953	625
Preferred stock dividends and discount accretion	591	502	503	498	499	142
Net income available to common shareholders	69	11,231	886	1,289	1,454	483

Net interest income, as reported	$ 16,846	$ 15,595	$ 11,544	$ 12,036	$ 12,180	$ 8,701
Tax-equivalent adjustment	1,373	1,290	1,264	1,218	1,200	548
Net interest income, tax-equivalent	18,219	16,885	12,808	13,254	13,380	9,249

PER SHARE DATA
Earnings per share, basic	$ 0.01	$ 1.47	$ 0.12	$ 0.18	$ 0.20	$ 0.07
Earnings per share, diluted	0.01	1.45	0.12	0.18	0.20	0.07

Weighted average participating common shares:
Basic	10,845,132	7,640,439	7,341,901	7,341,249	7,340,128	7,354,164
Diluted	10,972,466	7,726,109	7,363,065	7,350,425	7,351,956	7,367,906

PERFORMANCE RATIOS
Return on average assets	0.12%	2.22%	0.34%	0.44%	0.47%	0.19%
Return on average common equity	0.23%	40.96%	3.69%	5.41%	5.94%	4.99%
Return on average tangible common equity	0.30%	55.35%	5.15%	7.65%	8.33%	7.84%
Net yield on earning assets (taxable equivalent)	3.76%	3.62%	3.47%	3.52%	3.47%	3.02%
Average equity to average assets	7.63%	6.75%	7.70%	7.65%	7.70%	6.43%
Nonperforming assets to total assets, end of period	5.66%	5.14%	2.02%	2.02%	1.43%	1.17%
Nonperforming assets not covered by loss share	1.99%	1.83%	2.02%	2.02%	1.43%	1.17%
Ratio of net charge-offs to average loans, annualized	1.56%	1.23%	1.07%	1.55%	1.27%	1.31%

QUARTERLY PERFORMANCE SUMMARY BNC BANCORP (Dollars in thousands)
(Unaudited)	As of
	September 30, 2010	September 30, 2009	% Change
SELECTED BALANCE SHEET DATA
End of period balances

Loans	$ 1,475,735	$ 1,047,826	40.8%
Loans held for sale	3,314	1,865	77.7
Allowance for loan losses	18,819	16,686	12.8
Loans, net of allowance for loan losses	1,456,916	1,031,140	41.3
Investment securities	358,180	412,139	(13.1)
Total Assets	2,180,049	1,704,645	27.9

Deposits:
Noninterest-bearing deposits	105,197	60,691	73.3
Interest-bearing demand and savings	786,498	568,527	38.3
CD's and other time deposits	963,885	802,951	20.0
Total deposits	1,855,580	1,432,169	29.6
Borrowed Funds	145,719	139,554	4.4
Total interest-bearing liabilities	1,896,102	1,511,032	25.5
Shareholders' Equity	165,479	125,031	32.4

	As of
	September 30, 2010	June 30, 2010	March 31, 2010	December 31, 2009	September 30, 2009	December 31, 2008
SELECTED BALANCE SHEET DATA
End of period balances

Loans	$ 1,475,735	$ 1,469,175	$ 1,088,620	$ 1,079,179	$ 1,047,826	$ 1,007,788
Loans held for sale	3,314	2,190	1,237	2,766	1,865	560
Allowance for loan losses	18,819	19,021	17,395	17,309	16,686	13,210
Loans, net of allowance for loan losses	1,456,916	1,450,137	1,071,225	1,061,870	1,031,140	994,578
Investment securities	358,180	364,805	359,937	366,506	412,139	422,564
Total Assets	2,180,049	2,161,991	1,628,570	1,634,185	1,704,645	1,572,876

Deposits:
Noninterest-bearing deposits	105,197	104,328	64,983	66,801	60,691	61,927
Interest-bearing demand and savings	786,498	739,542	599,013	578,329	568,527	183,310
CD's and other time deposits	963,885	990,755	687,235	704,748	802,951	900,776
Total Deposits	1,855,580	1,834,625	1,351,231	1,349,878	1,432,169	1,146,013
Borrowed Funds	145,719	148,898	145,919	150,996	139,554	299,856
Total interest-bearing liabilities	1,896,102	1,879,195	1,432,167	1,434,073	1,511,032	1,383,942
Shareholders' Equity	165,479	164,138	123,811	126,206	125,031	120,680

QUARTERLY PERFORMANCE SUMMARY BNC BANCORP (Dollars in thousands) (Unaudited)

	For the Three Month Period Ended
	September 30, 2010	June 30, 2010	March 31, 2010	December 31, 2009	September 30, 2009	December 31, 2008
SELECTED BALANCE SHEET DATA
Quarterly average balances

Total loans	$ 1,450,896	$ 1,422,434	$ 1,086,780	$ 1,058,657	$ 1,056,363	$ 998,644
Investment securities	348,687	362,375	353,238	408,781	431,647	197,878
Total earning assets	1,921,498	1,873,308	1,498,281	1,492,702	1,531,508	1,222,102
Total Assets	2,187,283	2,114,839	1,645,918	1,616,235	1,640,551	1,328,919

Deposits:
Noninterest-bearing deposits	109,366	98,953	66,918	59,458	64,656	72,586
Interest-bearing demand and savings	771,739	696,693	587,240	560,697	506,933	173,218
CD's and other time deposits	976,147	985,816	708,332	716,199	800,739	822,048
Total Deposits	1,857,252	1,781,462	1,362,490	1,336,354	1,372,328	1,067,852
Borrowed Funds	148,755	176,017	145,919	140,812	133,764	169,431
Total interest-bearing liabilities	1,896,641	1,858,526	1,441,491	1,417,708	1,441,436	1,164,697
Shareholders' Equity	166,942	142,815	126,773	123,659	126,253	85,447

LOAN MIX AND STRATIFICATION STATISTICS BNC BANCORP (Dollars in thousands) (Unaudited)
	As of September 30,
	2010	2009	% Change

Loans Not Covered Under Loss Share Agreements:
Construction, A&D, and Land	$ 202.4	$ 243.7	(17.0)
Residential Construction	31.1	57.1	(45.5)
Presold	12.8	17.3	(26.0)
Speculative	18.3	39.8	(54.0)
Loan size - Over $400,000	6.1	12.8	(52.3)
Loan size - $200,000 to $400,000	6.3	17.7	(64.4)
Loan size - under $200,000	5.9	9.3	(36.6)

Commercial Construction	40.1	38.5	4.2
Loan size - $5 million and over	12.5	6.7	-
Loan size - $3 million to $5 million	8.0	6.9	15.9
Loan size - $1 million to $3 million	12.1	16.1	(24.8)
Loan size - under $1 million	7.5	8.8	(14.8)

Residential and Commercial A&D	30.1	44.0	(31.6)
Loan size - $5 million to $6 million	11.7	11.6	0.9
Loan size - $3 million to $5 million	3.6	14.4	(75.0)
Loan size - $1 million to $3 million	10.1	14.8	(31.8)
Loan size - under $1 million	4.7	3.2	46.9

Land	101.1	104.0	(2.8)
Residential Buildable Lots	44.9	42.2	6.4
Commercial Buildable Lots	13.5	18.7	(27.81)
Land held for development	27.0	29.2	(7.5)
Raw and Agricultural Land	15.7	13.9	13.0

Commercial Real Estate	$ 536.2	$ 416.7	28.7
Multi-Family	42.0	29.0	44.8
Churches	19.2	13.9	38.1
Retail	371.0	273.5	35.7
Owner Occupied	117.7	75.4	56.1
Investment	253.3	198.1	27.9
Loan size - $5 million to $9 million	46.1	26.1	76.6
Loan size - $3 million to $5 million	47.6	31.4	51.6
Loan size - $1 million to $3 million	83.1	64.0	29.8
Loan size - under $1 million	76.5	76.6	(0.1)

Industrial	104.0	97.1	7.1
Owner Occupied	49.8	34.4	44.8
Investment	54.2	62.7	(13.6)
Loan size - $5 million to $6 million	-	5.1	(100.00)
Loan size - $3 million to $5 million	4.3	3.4	26.5
Loan size - $1 million to $3 million	24.1	26.8	(10.1)
Loan size - under $1 million	25.8	27.4	(5.8)

Other	-	3.2	(100.0)

LOAN MIX AND STRATIFICATION STATISTICS BNC BANCORP (Dollars in thousands)
(Unaudited)	Trends
	September 30, 2010	June 30, 2010	March 31, 2010	December 31, 2009	September 30, 2009

Loans Not Covered Under Loss Share Agreements:
Construction, A&D, and Land	$ 202.4	$ 204.8	$ 227.4	$ 234.9	$ 243.7
Residential Construction	31.1	33.7	44.7	50.3	57.1
Presold	12.8	13.5	17.6	16.9	17.3
Speculative	18.3	20.2	27.1	33.4	39.8
Loan size - Over $400,000	6.1	6.4	8.8	9.8	12.8
Loan size - $200,000 to $400,000	6.3	7.9	11.1	14.6	17.7
Loan size - under $200,000	5.9	5.9	7.2	9.0	9.3

Commercial Construction	40.1	34.9	43.0	41.2	38.5
Loan size - $5 million and over	12.5	10.2	-	-	6.7
Loan size - $3 million to $5 million	8.0	4.4	12.0	8.4	6.9
Loan size - $1 million to $3 million	12.1	14.2	20.2	23.0	16.1
Loan size - under $1 million	7.5	6.1	10.8	9.8	8.8

Residential and Commercial A&D	30.1	31.0	38.5	41.6	44.0
Loan size - $5 million to $6 million	11.7	11.7	11.6	11.6	11.6
Loan size - $3 million to $5 million	3.6	3.6	7.6	13.9	14.4
Loan size - $1 million to $3 million	10.1	9.0	15.4	13.2	14.8
Loan size - under $1 million	4.7	6.7	3.9	2.9	3.2
	-	-	-	-
Land	101.1	105.2	101.2	101.8	104.0
Residential Buildable Lots	44.9	46.7	40.6	41.1	42.2
Commercial Buildable Lots	13.5	16.6	17.3	14.9	18.7
Land held for development	27.0	29.3	28.2	28.5	29.2
Raw and Agricultural Land	15.7	12.6	15.1	17.3	13.9

Commercial Real Estate	$ 536.2	$ 507.4	$ 461.2	$ 449.1	$ 416.7
Multi-Family	42.0	35.1	30.2	31.1	29.0
Churches	19.2	19.3	16.4	16.3	13.9
Retail	371.0	350.2	307.2	297.2	273.5
Owner Occupied	117.7	116.8	89.0	85.2	75.4
Investment	253.3	233.4	218.2	212.1	198.1
Loan size - $5 million to $9 million	46.1	45.7	40.9	32.7	26.1
Loan size - $3 million to $5 million	47.6	36.2	35.5	35.5	31.4
Loan size - $1 million to $3 million	83.1	79.1	72.6	78.5	64.0
Loan size - under $1 million	76.5	72.4	69.2	65.4	76.6

Industrial	104.0	102.8	103.5	101.3	97.1
Owner Occupied	49.8	49.6	36.3	36.3	34.4
Investment	54.2	53.2	67.2	65.0	62.7
Loan size - $5 million to $6 million	-	-	5.1	5.1	5.1
Loan size - $3 million to $5 million	4.3	4.3	3.3	3.4	3.4
Loan size - $1 million to $3 million	24.1	23.0	29.9	28.2	26.8
Loan size - under $1 million	25.8	25.9	28.9	28.3	27.4

Other	-	-	3.9	3.2	3.2

CONTACT:  W. Swope Montgomery, Jr., President and CEO, +1-336-869-9200